Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com

Semtech Announces Definitive Agreement To Divest Its Snowbush® IP Business

CAMARILLO, Calif., June 6, 2016 – Semtech Corporation (Nasdaq:  SMTC), a leading supplier of analog and mixed-signal semiconductors, today announced it has entered into a definitive agreement to divest its Snowbush® IP business (part of the Company’s Systems Innovation Group) to Rambus Inc. (Nasdaq:  RMBS), for $32.5 million in cash along with the opportunity to receive additional payments from Rambus through 2022 based upon a percentage of sales by Rambus of new products expected to be developed by Rambus from the disposed assets.  Semtech expects to recognize a gain on the disposition of this business in the fiscal period that the transaction closes.  Other than this gain, the divestiture is not expected to have a material impact on the Company’s consolidated financial statements.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated “The planned divestiture of our Snowbush business is consistent with our practice to exit businesses that are no longer determined to be aligned with the Company’s core, long-term strategy of delivering leading analog/mixed signal product platforms.  We believe that our Snowbush IP business fits well with the current Rambus strategy and portfolio.”

The transaction remains subject to customary closing conditions and is expected to close during the second quarter of Semtech’s fiscal year 2017.

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2	Semtech Announces Definitive Agreement to Divest Its Snowbush® IP Business

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Forward-Looking and Cautionary Statements

All statements contained herein that are not statements of historical fact, including, without limitation, statements regarding the expected impact of the disposition on the Company’s consolidated financial statements and expected timing of completion of the transaction, and other statements that use the words “expected” or “will” or other similar words or expressions, that describe Semtech Corporation’s or its management’s future plans, objectives or goals are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Semtech Corporation to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements, including, without limitation, the ability to satisfy all closing conditions to the transaction.  Such factors are further addressed in Semtech Corporation’s annual and quarterly reports, and in other documents or reports, filed with the Securities and Exchange Commission (www.sec.gov) including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  Semtech Corporation assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

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